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                                STATE OF HAWAII

                  DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

                                    Honolulu

                             CERTIFICATE OF MERGER


     I, KATHRYN S. MATAYOSHI, Director of Commerce and Consumer Affairs of the State of Hawaii, do hereby certify that AMERICAN GRAPHICS INDUSTRIES, INC., a Delaware corporation has been merged with and into HAWAIIAN VINTAGE CHOCOLATE COMPANY, INC., a Hawaii corporation; that the name of the surviving corporation is HAWAIIAN VINTAGE CHOCOLATE COMPANY, INC.; that the Articles of Merger and Plan of Merger in conformity with Chapter 415, Hawaii Revised Statutes, were filed in the Department of Commerce and Consumer Affairs on October 2, 1997, and that the merger became effective on October 2, 1997, at 12:39 p.m., Hawaiian Standard Time.

                                        IN WITNESS WHEREOF, I have hereunto
                                        set my hand and affixed the seal of the
                                        Department of Commerce & Consumer
                                        Affairs, at Honolulu, State of Hawaii,
                                        this 16th day of October, 1997.

                                        /s/ KATHRYN S. MATAYOSHI
                                        ----------------------------------------
                                        Director of Commerce and Consumer
                                        Affairs

                                        By: /s/ [SIGNATURE ILLEGIBLE]
                                        ----------------------------------------
                                        for Commissioner of Securities
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                             CERTIFICATE OF MERGER

                                       OF

                       AMERICAN GRAPHICS INDUSTRIES, INC.
                             A Delaware Corporation

                                      AND

                    HAWAIIAN VINTAGE CHOCOLATE COMPANY, INC.
                              A Hawaii Corporation

       The undersigned hereby certifies, pursuant to Sections 103 and 252 of the General Corporation Law of the State of Delaware, as follows.

       1. American Graphics Industries, Inc. ("AGI"), a Delaware corporation, and Hawaiian Vintage Chocolate Company, Inc. ("HVCC"), a Hawaii corporation, have agreed to merge.

       2. AGI and HVCC have each approved, adopted, certified, executed and acknowledged an agreement of merger (the "Agreement").

       3.   HVCC shall be the surviving corporation, and its name shall remain:
Hawaiian Vintage Chocolate Company, Inc.

       4. The Articles of Incorporation of HVCC shall continue to be its Articles of Incorporation following the effective date of the merger, subject to the following amendment:

            Article IV of the Articles of Incorporation shall be deleted in its entirety and the following shall be inserted in its place and stead.

                                      IV.

            The aggregate number of common shares all of the same class which the corporation shall have the authority to issue is twenty million (20,000,000).

       5. The fully executed Agreement is on file at HVCC's office at the following address:

                         4614 Kilauea Avenue, Suite 435
                         Honolulu, HI  96816

       6. A copy of the Agreement will be furnished by the surviving corporation, upon request and without cost, to any
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stockholder of record of AGI on the date hereof.

     7. HVCC hereby agrees that it may be served with process in Delaware in any suit of proceeding for enforcement of any obligation (a) of AGI or (b) of HVCC arising from this merger, and hereby irrevocably appoints the Delaware Secretary of State as agent to accept service of process in any such suit or proceeding. The Delaware Secretary of State shall mail a copy of such process to HVCC at the following address:

               4614 Kilauea Avenue, Suite 435
               Honolulu, HI 96816

     IN WITNESS WHEREOF, Hawaiian Vintage Chocolate Company, Inc. hereby executes this Certificate of Merger as of the 30th day of September, 1997.


                              HAWAIIAN VINTAGE CHOCOLATE COMPANY, INC.


                              By:  /s/ JAMES WALSH
                                 ------------------------------
                                   James Walsh, President





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